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       ORIGINAL COPY
           FILED
SECRETARY OF STATE OF KENTUCKY
    FRANKFORT, KENTUCKY
        MAY 21 1981

    FRANCES JAMES MILLS
    SECRETARY OF STATE


                      ARTICLES OF INCORPORATION

                                 OF

                  NORTHERN KENTUCKY MANAGEMENT, INC.


                              ARTICLE I

     The name of the corporation is Northern Kentucky Management, Inc.

                              ARTICLE II

     The period of duration is perpetual.

                             ARTICLE III

     The purpose for which the corporation is organized is the transaction of any and all lawful business for which a corporation may be incorporated under the Kentucky Business
Corporation Act.

                              ARTICLE IV

     The aggregate number of shares which the corporation shall have authority to issue is 1000. Each share is of no par value.

                              ARTICLE V

     The address of the initial registered office is 121 East
Fourth Street, Covington, Kentucky 41011. The name of the initial registered agent at this address is Bernie Beck, Esquire.





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                           ARTICLE VI

     The number of Directors constituting the initial Board of Directors is one (1). The name and address of the person who is to serve as the initial director is Clifford R. Borland, 805
Rosewood Drive, Crescent Springs, Kentucky 41017.

     The name and address of each incorporator is Bernie Beck, 121 East Fourth Street, Covington, Kentucky and Clifford R.
Borland, 805 Rosewood Drive, Crescent Springs, Kentucky 41017.

                              /S/ Bernie Beck
                              -----------------------
                              BERNIE BECK

                              /S/ Clifford R. Borland
                              -----------------------
                              CLIFFORD R. BORLAND

ATTEST:

/S/ Dennis L. Eggleton
- ----------------------------
SECRETARY


This instrument prepared by:

/S/ Bernie Beck
- ----------------------------
BERNIE BECK
ATTORNEY AT LAW
121 East Fourth Street
Covington, Kentucky 41011



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